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Apco Oil and Gas International Inc.
(NASDAQ: APAGF)
One Williams Center MD 35-8
Tulsa, OK 74172
800-600-3782
www.apcooilandgas.com

News Release

DATE: Nov. 4, 2011

MEDIA CONTACT:	INVESTOR CONTACT:
Kelly Swan (918) 573-4944	Thomas Bueno (918) 573-2570

Apco Reports Third-Quarter 2011 Results

TULSA, Okla. – Apco Oil and Gas International Inc. (NASDAQ:APAGF) today announced that for the three and nine-month periods ended Sept. 30, 2011, it generated unaudited net income attributable to Apco of $7.3 million and $23.1 million, or $0.25 and $0.79 cents per share, compared with net income of $6.6 million and $17.7 million for the same periods in 2010.

Net income increased quarter-to-quarter as the combination of higher revenues and greater equity income was partially offset by higher costs and operating expenses.

The increase in net income for the year-to-date period is primarily the result of higher average oil sales prices, greater equity income from Argentine investment and lower exploration expense. These favorable benefits were partially offset by higher non-exploration costs and operating expenses compared with the first nine months of 2010.

Higher average sales prices resulted in favorable impacts on revenues of $3.6 million for the third quarter and $9.1 million for the year-to-date period. Total sales volumes applicable to Apco’s consolidated interest on a barrel of oil equivalent (BOE) basis were unchanged for the quarter and one percent higher for the first nine months of 2011.

Total costs and operating expenses for the quarter increased by $5.4 million primarily from higher production and lifting costs, depreciation, depletion and amortization expense and higher taxes other than income.

For the year-to-date period, the combination of higher production and lifting costs, taxes other than income and greater depreciation, depletion and amortization expense was partially offset by lower exploration expenses. The decrease in exploration expense reflects lower exploration activity including the absence of significant seismic acquisition investments made in Colombia during the first half of 2010.

The benefits of higher average sales prices also led to greater equity income from Argentine investment for the third quarter and first nine months of 2011 compared with the same periods of 2010.

2011 Capital Program

Capital expenditures during the first nine months of 2011 were $26 million. The major component of Apco’s capital program for the period was development and exploration drilling in its Neuquén basin properties including its newest property – the Coirón Amargo exploration permit – where Apco completed its drilling commitments to earn a 45 percent interest in the third quarter.

Third-quarter exploration activity in the Neuquén basin properties included a deep exploration well in the Entre Lomas concession targeting natural gas in the Molles formation and other secondary objectives, two exploration wells in the western portion of our Bajada del Palo concession known as “Aguada del Poncho” and a well-deepening in the Bajada del Palo concession targeting natural gas in the Lotena formation.

One of the Aguada del Poncho wells discovered oil in the Quintuco formation and was successfully completed and put on production in the fourth quarter. The remaining exploration wells are scheduled to be tested in the fourth quarter. Apco has also tested natural gas in the Lotena formation in development wells that have been placed on production from the Tordillo formation.

“We are pleased with our exploration activities to date in the Neuquén basin. In our Coirón Amargo permit – after drilling four successful exploration wells since late 2010 – we hope to complete our collaboration with the province in November to determine how much of the area will be converted to an exploitation concession and how much acreage, if any, will have to be relinquished,” said Thomas Bueno, Apco’s president and chief operating officer.

“Once those efforts are complete, we anticipate conducting further exploration activities targeting both the Tordillo and Vaca Muerta formations before year-end, and will prepare to commence development activities in early 2012,” Bueno added.

Coirón Amargo is located in the Neuquén basin adjacent to Apco’s core properties of Entre Lomas, Bajada del Palo, Charco del Palenque and Agua Amarga. The southern portion of the permit is situated in the deepest portion of the basin near the Loma de la Lata concession.

Apco Oil and Gas International Inc.
Summary of Earnings
(In Thousands of Dollars Except Per Share Amounts)
	2011	2010
Three months ended September 30

Operating revenue	26,764	21,686

Costs and operating expenses	22,207	16,801

Investment income	4,757	3,537

Net income attributable to Apco	7,258	6,589

Per share	0.25	0.22

	2011	2010
Nine months ended September 30

Operating revenue	74,423	63,315

Costs and operating expenses	58,491	50,702

Investment income	14,133	11,926

Net income attributable to Apco	23,117	17,702

Per share	0.79	0.60

About Apco Oil and Gas International Inc. (NASDAQ: APAGF)

Apco Oil and Gas International Inc. is an international oil and gas exploration and production company with interests in eight oil and gas concessions and two exploration permits in Argentina, and three exploration and production contracts in Colombia. More information is available at www.apcooilandgas.com. Go to http://www.b2i.us/irpass.asp?BzID=1671&to=ea&s=0 to join our e-mail list.

# # #

Our reports, filings, and other public announcements may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We make these forward looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. You typically can identify forward-looking statements by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:

•	Amounts and nature of future capital expenditures;

•	Volumes of future oil, natural gas, and LPG production;

•	Expansion and growth of our business and operations;

•	Financial condition and liquidity;

•	Business strategy;

•	Estimates of proved gas and oil reserves;

•	Reserve potential;

•	Development drilling potential;

•	Cash flow from operations or results of operations;

•	Seasonality of natural gas demand; and

•	Oil and natural gas prices and demand.

Forward-looking statements are based on numerous assumptions, uncertainties and risks that could cause future events or results to be materially different from those stated or implied in this announcement. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:

•	Availability of supplies (including the uncertainties inherent in assessing, estimating, acquiring and developing future oil and natural gas reserves), market demand, volatility of prices, and the availability and cost of capital;

•	Inflation, interest rates, fluctuation in foreign currency exchange rates, and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on our customers and suppliers);

•	The strength and financial resources of our competitors;

•	Development of alternative energy sources;

•	The impact of operational and development hazards;

•	Costs of, changes in, or the results of laws, government regulations (including climate change regulation and/or potential additional regulation of drilling and completion of wells), environmental liabilities and litigation;

•	Political conditions in Argentina, Colombia and other parts of the world;

•	The failure to renew participation in hydrocarbon concessions granted by the Argentine government on reasonable terms;

•	Risks related to strategy and financing, including restrictions stemming from our loan agreement and the availability and cost of credit;

•	Risks associated with future weather conditions, volcanic activity and earthquakes;

•	Acts of terrorism; and

•	Additional risks described in our filings with the Securities and Exchange Commission (“SEC”).

Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to and do not intend to update the above list or to announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.

In addition to causing our actual results to differ, the factors listed above may cause our intentions to change from those statements of intention set forth in this announcement. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.

Investors are urged to closely consider the disclosures and risk factors in our annual report on Form 10-K filed with the SEC on Mar. 10, 2011, and our quarterly reports on Form 10-Q available from our offices or from our website at www.apcooilandgas.com.